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                                                                    Exhibit 3.87


                               OPERATING AGREEMENT

                                       OF

                        NAPLES LAKES COUNTRY CLUB, L.L.C.

                       A Florida Limited Liability Company



                         Adopted as of November 22, 1999



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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I ORGANIZATION.........................................................1

1.1    FORMATION...............................................................1
1.2    ARTICLES OF ORGANIZATION................................................1
1.3    NAME....................................................................1
1.4    TERM....................................................................1
1.5    PRINCIPAL OFFICE........................................................1
1.6    MEMBER..................................................................1

ARTICLE II PURPOSE AND BUSINESS OF THE COMPANY.................................2

2.1    PURPOSE.................................................................2
2.2    AUTHORITY OF THE COMPANY ...............................................2

ARTICLE III CONTRIBUTIONS TO CAPITAL AND CAPITAL ACCOUNTS .....................2

3.1    INITIAL CONTRIBUTIONS ..................................................2
3.2    ADDITIONAL CAPITAL CONTRIBUTIONS .......................................2
3.3    CAPITAL ACCOUNTS .......................................................2
3.4    LOANS...................................................................2

ARTICLE IV PROFIT, LOSS, AND DISTRIBUTIONS.....................................2

4.1    DETERMINATION OF PROFIT OR LOSS ........................................2
4.2    COSTS AND EXPENSES .....................................................3
4.3    ALLOCATION .............................................................3
4.4    DISTRIBUTABLE AMOUNTS ..................................................3
4.5    LIQUIDATING DISTRIBUTIONS ..............................................3

ARTICLE V DURATION, LIQUIDATION, AND TERMINATION ..............................3

5.1    DURATION OF COMPANY ....................................................3
5.2    LIQUIDATION ............................................................3
5.3    ARTICLES OF DISSOLUTION ................................................3

ARTICLE VI MANAGEMENT AND INDEMNIFICATION .....................................4

6.1    MANAGEMENT AND CONTROL .................................................4
6.2    CERTAIN LIMITATIONS . ..................................................4
6.3    PERSONAL SERVICES ......................................................5
6.4    LIABILITY AND INDEMNIFICATION ..........................................5


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ARTICLE VII TRANSFER OF INTEREST AND ADDITIONAL MEMBERS .......................5

7.1    TRANSFERS ..............................................................5
7.2    RIGHTS OF ASSIGNEE .....................................................5
7.3    ADDITIONAL MEMBERS .....................................................5

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS ....................5

8.1    BOOKS AND RECORDS ......................................................5
8.2    CUSTODY OF FUNDS .......................................................6
8.3    ACCOUNTANTS ............................................................6
8.4    FISCAL YEAR ............................................................6
8.5    ANNUAL REPORT ..........................................................6

ARTICLE IX DEFINITIONS.........................................................6

9.1    "ACT"...................................................................6
9.2    "AGREEMENT".............................................................6
9.3    "CODE"..................................................................6
9.4    "COMPANY"...............................................................6
9.5    "MANAGER"...............................................................6
9.6    "MEMBER"................................................................6
9.7    "MEMBERSHIP INTEREST"...................................................6
9.8    "MEMBERSHIP RIGHTS".....................................................6
9.9    "PERSON"................................................................7

ARTICLE X GENERAL PROVISIONS ..................................................7

10.1   CAPTIONS................................................................7
10.2   VARIATIONS OF PRONOUNS .................................................7
10.3   CONSTRUCTION ...........................................................7
10.4   SEVERABILITY ...........................................................7

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                               OPERATING AGREEMENT

                                       OF

                        NAPLES LAKES COUNTRY CLUB, L.L.C.

         THIS OPERATING AGREEMENT (the "Agreement") is entered into by and between TBI/NAPLES LIMITED PARTNERSHIP, a Florida limited partnership (hereinafter referred to as the "Member"), RALPH REINERT (hereinafter referred to as the Manager) and NAPLES LAKES COUNTRY CLUB, L.L.C., a Florida limited liability company (hereinafter referred to as the "Company").

                                    ARTICLE I
                                  ORGANIZATION

         1.1 FORMATION. The undersigned Member hereby forms the Company pursuant to the provisions of Chapter 608, Florida Statutes (the "Florida Limited Liability Company Act" or "Act"), and any successor statute, as amended from time to time.

         1.2 ARTICLES OF ORGANIZATION. The Member has caused Articles of Organization to be prepared, executed, and filed with the Florida Secretary of State for the formation of the Company. Any and all amendments to the Articles required by law to be filed and recorded hereafter for any reason shall be filed by the Company in such office or offices as are required under the laws of the State of Florida or elsewhere. The Company shall do all other acts and things that may now or hereafter be required for the perfection and continuation of the Company as a limited liability company under the laws of the State of Florida or necessary in order to protect the limited liability of the Member under the laws of the State of Florida or elsewhere.

         1.3 NAME. The name of the Company is NAPLES LAKES COUNTRY CLUB, L.L.C. All Company business must be conducted in such name or other names that comply with applicable law as the Member may, in its sole discretion, select from time to time. If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a fictitious name registration as required by law.

         1.4 TERM. The term of the Company commenced on the filing of the Articles of Organization with the Florida Secretary of State and shall continue until terminated in accordance with the provisions of this Agreement or by operation of law.

         1.5 PRINCIPAL OFFICE. The principal office of the Company shall be maintained at 28341 S. Tamiami Trail, Suite D, Bonita Springs, FL 34134, or at such other place which the Member, in its sole discretion, determines.

         1.6 MEMBER. The name of the sole Member of the Company is TBI/NAPLES LIMITED PARTNERSHIP. The present mailing address of the sole Member of the Company is 28341 S. Tamiami Trail, Suite D, Bonita Springs, FL 34134. The Member shall own 100% of the Membership Rights in the Company, including 100% of the Membership Interests.


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                                   ARTICLE II
                       PURPOSE AND BUSINESS OF THE COMPANY

         2.1 PURPOSE. The purpose of the Company is to own and operate a golf course and country club. The Company may also engage in any or all lawful business for which limited liability companies may be organized under the Act.

         2.2 AUTHORITY OF THE COMPANY. This Company shall have the powers and authority to do all things necessary to carry out its business and affairs as authorized by the Act.

                                   ARTICLE III
                            CONTRIBUTIONS TO CAPITAL
                              AND CAPITAL ACCOUNTS

         3.1 INITIAL CONTRIBUTIONS. Upon the execution of this Agreement, the Member shall contribute to the Company the cash and property (other than cash) set forth on Schedule "A".

         3.2 ADDITIONAL CAPITAL CONTRIBUTIONS. The Member shall not be required to contribute any additional capital to the Company, and except as set forth in the Act, no Member shall have any personal liability for any obligations of the Company.

         3.3 CAPITAL ACCOUNTS. A capital account shall be maintained by the Company for the Member.

         3.4 LOANS.

                  (a) Loan Terms. The Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree. Such funds shall represent a debt, payable on demand, unless otherwise specifically provided, from the Company to the Member making the loan.

                  (b) Repayment of Loans. Distributions of cash to the Member in repayment of loans made by the Member shall be made pursuant to the terms of such loans, but all distributions shall be subject to maintaining the Company in a sound financial condition, including the establishment of reserves reasonably required in the judgment of the Manager for the proper operation of the business of the Company.

                                   ARTICLE IV
                         PROFIT, LOSS, AND DISTRIBUTIONS

         4.1 DETERMINATION OF PROFIT OR LOSS. The items of income, gains, expenses, deductions, losses and credits generated by the Company for federal income tax purposes shall be determined in accordance with a generally accepted method of accounting as soon as practicable after the close of the fiscal year of the Company.



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         4.2 COSTS AND EXPENSES. The Company shall pay all expenses of the
Company (which expenses shall be billed directly to the Company) which may include but are not limited to: (i) legal, audit, accounting and other fees;
(ii) expenses and taxes incurred in connection with the issuance, distribution and transfer of documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (iii) expenses of organizing, revising, amending, converting, modifying or terminating the Company; (iv) expenses in connection with distributions made by the Company to, and communications and bookkeeping work necessary in maintaining relations with, the Members; and (v) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Company.

         4.3 ALLOCATION. The net profits, net gains and net losses generated by the Company, for each taxable year of the Company, shall be allocated to the Member.

         4.4 DISTRIBUTABLE AMOUNTS. The Company may make distribution of any amount in excess of its reasonable operating requirements as determined by the Manager. Notwithstanding the foregoing, no distribution shall be made unless after the distribution the Company retains assets sufficient to pay all its debts as they become due and such distribution, if made, would not cause the Company to otherwise become insolvent.

         4.5 LIQUIDATING DISTRIBUTIONS. In the event of liquidation of the Company, the assets of the Company shall be distributed in accordance with
Section 5:? hereinafter.

                                    ARTICLE V
                     DURATION, LIQUIDATION, AND TERMINATION

         5.1 DURATION OF COMPANY. The Company shall continue in existence until the Member, in its sole discretion, determines to dissolve the Company.

         5.2 LIQUIDATION. In the event of dissolution of the Company, the Manager shall wind up the affairs of the Company and shall distribute the assets of the Company in the following order of priority:

                  (a) To creditors, including any Member who is a creditor, to the extent permitted by law in satisfaction of the Company's debts and liabilities whether by payment or establishment of reserves, other than liabilities for distributions to the Member under Sections 608.426 or
         608.427 of the Act; then

                  (b) The remainder, if any, to the Member or to its successors or assigns.

         5.3 ARTICLES OF DISSOLUTION. In the event the Company is dissolved, Articles of Dissolution shall be promptly filed with the Florida Secretary of State. If there are no remaining Members, the Articles of Dissolution shall be filed by the last Person to be a Member; if there are no remaining Members or a Person who last was a Member, the Articles shall be filed by the legal or personal representative of the Person who last was a Member.

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                                   ARTICLE VI
                         MANAGEMENT AND INDEMNIFICATION

         6.1 MANAGEMENT AND CONTROL. The management and control of the Company shall be vested in the Manager. Except as otherwise provided in this Agreement, the Manager may be appointed, removed or replaced by the Member at any time. Except as otherwise provided in this Agreement or by law, the Manager shall have full and exclusive authority in the management and control of the Company, and shall have all the rights and powers which are otherwise conferred by law or are necessary or advisable for the discharge of its duties and the management of the business and affairs of the Company.

         6.2 CERTAIN LIMITATIONS. Notwithstanding the generality of the foregoing, and in addition to other acts expressly prohibited by this Agreement or by law, the Manager, without the prior written consent or approval of the Member, may not cause the Company to do any of the following:

                  (a) amend or restate the Articles of Organization or this Agreement;

                  (b) sell, lease, exchange or otherwise dispose of all or substantially all the Company's property and assets;

                  (c) be a party to (i) a merger, (ii) interest exchange or
         (iii) other transaction effecting the ownership or structure of the Company;

                  (d) incur any indebtedness (i) in any one transaction or series of transaction in excess of $10,000 or (ii) that requires the guarantee thereof by the Member;

                  (e) assign, mortgage, pledge or otherwise encumber in any fiscal year in any one transaction or series of similar transactions any assets having a value of more than $10,000;

                  (f) sell or otherwise dispose of or acquire in any one transaction or series of similar transactions any property or services having a value in excess of $10,000;

                  (g) conduct business, or qualify to conduct business, in any jurisdiction other than Florida;

                  (h) adopt or amend any business plan or budget for the Company or deviate in any material way from any such business plan or budget then in effect; or

                  (i) approve the issuance of additional Membership Interests or the admission of a Substituted Member.

                  (j) do any act in contravention of this Agreement;

                  (k) do any act which would make it impossible to carry on the ordinary business of the Company, except as expressly provided in this Agreement;

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                  (l) confess a judgment against the Company; .

                  (m) execute or deliver any general assignment for the benefit of the creditors of the Company;

                  (n) assign rights in specific Company property for other than a Company purpose; and

                  (o) knowingly or willingly do any act (except an act expressly required by this Agreement) which would cause the Company to become an association taxable as a corporation.

         6.3 PERSONAL SERVICES. The Member shall not be required to perform services for the Company solely by virtue of being a Member.

         6.4 LIABILITY AND INDEMNIFICATION. Neither the Member nor the Manager shall be liable, responsible, or accountable, in damages or otherwise, to the Company for any act performed by it with respect to Company matters, except for fraud. The Company shall indemnify the Manager and Member to the fullest extent allowed by law for any act performed by the Manager or Member with respect to Company matters, except for fraud. The Company may maintain insurance, at its expense, to protect itself, the Manager and the Member against all fines, liabilities, costs and expenses, including attorneys' fees, whether or-not the Company would have the legal power to indemnify the Manager or Member directly against such liability.

                                   ARTICLE VII
                   TRANSFER OF INTEREST AND ADDITIONAL MEMBERS

         7.1 TRANSFERS. The Member may transfer all, or any portion of, its Membership Interest or its other Membership Rights to one or more successors. For purposes of this Article VII, the term "transfer" shall mean to voluntarily sell, hypothecate, pledge, assign, or otherwise transfer.

         7.2 RIGHTS OF ASSIGNEE. In the event of any transfer of all or any part of the Member's Membership Interest to a successor, the successor shall thereupon become a Member and the Company shall continue in existence.

         7.3 ADDITIONAL MEMBERS. The Member may, in its sole discretion, determine to admit additional Members.

                                  ARTICLE VIII
                  BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

         8.1 BOOKS AND RECORDS. Unless the Member, in its sole discretion, determines otherwise, the books and records of the Company, if any, shall be maintained on a cash basis in accordance with generally accepted accounting principles, consistently applied. These and all other records of the Company required to be kept pursuant to Section 608.4101 of the Act, shall be kept at the registered office of the Company.

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         8.2 CUSTODY OF FUNDS.

                  (a) The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the immediate possession or control of the Manager. The funds of the Company shall not be commingled with the funds of any other Person and the. Manager shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Company.

                  (b) All funds of the Company not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the Manager shall determine, and withdrawals shall be made only in the regular course of Company business.

         8.3 ACCOUNTANTS. The accountants for the Company shall be such certified public accountants as shall be selected by the Manager. The accountants shall certify, in accordance with generally accepted accounting principles, the financial statements of the Company.

         8.4 FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

         8.5 ANNUAL REPORT. The Company shall file an annual report with the Florida Secretary of State each year in the form provided by the Secretary of State.

                                   ARTICLE IX
                                   DEFINITIONS

         9.1 "Act" means the Florida Limited Liability Company Act, as amended from time to time.

         9.2 "Agreement" means this Operating Agreement, as amended, modified, or supplemented from time to time.

         9.3 "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

         9.4 "Company" means the limited liability company organized in accordance with this Agreement.

         9.5 "Manager" means the Person signing this Agreement as the Manager and any Person who is subsequently appointed by the Member as a Manager.

         9.6 "Member" means the Person signing this Agreement as the Member and any Person who subsequently is admitted as a member of the Company.

         9.7 "Membership Interest" means a Person's share of the profits and losses of, and the right to receive distributions from, the Company.

         9.8 "Membership Rights" means all of the rights of a Member in the Company, including a Member's: (i) Membership Interest; (ii) right to inspect the Company's books and records; and (iii) right to approve or disapprove matters coming before the Company as provided in this Agreement.

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         9.9 "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 CAPTIONS. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof.

         10.2 VARIATIONS OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person may in the context require.

         10.3 CONSTRUCTION. This Agreement shall be interpreted in accordance with the laws of the State of Florida.

         10.4 SEVERABILITY. Every .provision of this Agreement is intended to be severable. If any term or provision is illegal or invalid for any. reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement.

         IN WITNESS WHEREOF, the Member, the Manager and the Company have executed this Agreement, effective as of the 22nd day of November, 1999.

WITNESSES:                               MEMBER:

                                         TBI/NAPLES LIMITED PARTNERSHIP, a
                                         Florida Limited Partnership

                                         By: TOLL FL GP CORP., a Florida
                                             corporation, its General Partner

Barbara Lampe                                By: Edward D. Weber
-------------------------------                  -------------------------------
Print Name: Barbara Lampe                    Name: Edward D. Weber
            -------------------                    -----------------------------
                                                   Its: Vice President
                                                        ------------------------


Edna E. Ganley
-------------------------------
Print Name: Edna E. Ganley               MANAGER:
            -------------------

Art Friedman                                      Ralph Reinert
-------------------------------          ---------------------------------------
Print Name: Art Freidman                 Ralph Reinert
            -------------------


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Pat Garelick
-------------------------------
Print Name: Pat Garelick           COMPANY:
            -------------------
                                   NAPLES LAKES COUNTRY CLUB,
                                   L.L.C., a Florida limited liability Company

                                   By:      TBI/NAPLES LIMITED
                                            PARTNERSHIP, a Florida limited
                                            partnership, its Sole Member

                                            By: TOLL FL GP CORP., a Florida
                                                corporation, its General Partner

                                            By: Edward D. Weber
                                                --------------------------
                                            Name: Edward D. Weber
                                                  ------------------------
                                            Its: Vice President
                                                 -------------------------

Barbara Lampe
-------------------------------
Print Name: Barbara Lampe
            -------------------

Edna E. Ganley
-------------------------------
Print Name: Edna E. Ganley
            -------------------


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